SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

THE GABELLI GLOBAL UTILITY & INCOME TRUST

(Exact Name of Registrant as Specified in its Charter)

Delaware	32-0116828
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Corporate Center Rye, New York	10580-1422
(Address of principal executive offices)	(zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series A Cumulative Puttable and Callable Preferred Shares (Liquidation Preference $50.00 per share)	NYSE MKT LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-175701

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the Registrant’s securities to be registered contained in the sections entitled “Summary of the Terms of the Series A Preferred” and “Terms of the Series A Preferred” in the Registrant’s Prospectus Supplement dated May 6, 2013 and under the section entitled “Description of the Securities” in the accompanying prospectus that constitutes a part of the Registrant’s Registration Statement on Form N-2 (File Nos. 333-175701 and 811-21529), filed with the Securities and Exchange Commission on March 28, 2013, is hereby incorporated by reference herein.

Item 2.	Exhibits.

(1)	Second Amended and Restated Agreement and Declaration of Trust of Registrant[1]

(2)	Amended & Restated By-Laws of Registrant[2]

(3)	Form of Specimen Preferred Share Certificate for the Series A Cumulative Puttable and Callable Preferred Shares[3]

(4)	Statement of Preferences of the Series A Cumulative Puttable and Callable Preferred Shares[4]

(5)	Form of Subscription Certificate for the Series A Cumulative Puttable and Callable Preferred Shares[5]

[1]	Incorporated herein by reference to Exhibit (a) to the Registrant’s pre-effective Amendment No. 1 to the Registration Statement on Form N-2 filed September 19, 2011.
[2]	Incorporated herein by reference to Exhibit (b) to the Registrant’s pre-effective Amendment No. 1 to the Registration Statement on Form N-2 filed September 19, 2011.
[3]	Incorporated herein by reference to Exhibit (d)(ix) to the Registrant’s post-effective Amendment No. 7 to the Registration Statement on Form N-2 filed May 7, 2013.
[4]	Incorporated herein by reference to Exhibit (a)(i) to the Registrant’s post-effective Amendment No. 7 to the Registration Statement on Form N-2 filed May 7, 2013.
[5]	Incorporated herein by reference to Exhibit 99.(3) to the Registrant’s Form 8-A filed May 1, 2013.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

THE GABELLI GLOBAL UTILITY & INCOME TRUST

By:	/s/ Bruce N. Alpert
Name:	Bruce N. Alpert
Title:	President

Date: June 19, 2013